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                                                                   Exhibit 21



Subsidiaries of the Registrant:
     Buzzard Power Corporation
     Incorporated in Delaware December 12, 1990
     Sunnyside Power Corporation
     Incorporated in Utah September 21, 1987
     Kaiser Power of Sunnyside, Inc.
     Incorporated in Delaware March 26, 1986
     Kaiser Systems, Inc.
     Incorporated in Delaware March 26, 1986
     Milesburg Energy, Inc.
     Incorporated in Pennsylvania September 30, 1986
     Coal Dynamics Corporation
     Incorporated in Pennsylvania March 21, 1986